Prudential         The Prudential
----------         Insurance Company
                   of America





Annuitant                                                        Contract No.

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                              LIMITATION PROVISIONS

The contract is amended at issue to include these provisions. They apply even though the contract may state otherwise:

NON-TRANSFERABLE

This contract may not be sold, assigned, discounted. or pledged for any purpose to anyone except us.
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RETIREMENT OPTIONS

For settlements which start while the Annuitant is living:

Option D may be chosen only if the period will not exceed the life expectancy, as we determine for persons of the same age and sex, of the Annuitant. If the Annuitant's then spouse is the contingent payee the period may not exceed their joint life and last survivor expectancy, as we determine for persons of the same age and sex.

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A change might be needed later to conform this contract to the requirements of the Internal Revenue Code, regulations or published rulings or to the requirements of the Employee Retirement Income Security Act of 1974. If so, we will have the right to make the change(s) without a signed request and to provide a form of amendment to the contract.



                                    Endorsed by attachment on the Contract
                                    The Prudential Insurance Company of America

                                    By /s/ Isabella L. Kirchner
                                                               Secretary


Printed in U.S.A.
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WVQ-3-83
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                                      T-44